Exhibit 99.1

Ethan Allen Reports Fiscal 2026 Third Quarter Results; Strong Operating Cash Flow and Robust Balance Sheet Despite Impact from Macroeconomic Challenges; Declares Regular Dividend

DANBURY, CT – April 29, 2026 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2026 third quarter ended March 31, 2026.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We were pleased to further strengthen many areas of our vertically integrated enterprise, including our talent, product offerings, marketing, technology, retail network, manufacturing, logistics and social responsibility during the just completed third quarter of fiscal 2026. Our ability to manufacture approximately 75% of furniture in our own North American facilities is a major advantage and we are well-positioned as a vertically integrated enterprise with 172 retail design centers in North America and more internationally. We plan to continue to open new design centers in North America.”

“Our third quarter results were impacted by a reduction in business with the U.S. State Department, lower international sales and sluggish demand from a challenging environment for home furnishings, which included weather disruptions and macroeconomic uncertainty. We performed well despite these challenges. For the quarter ended March 31, 2026, we reported consolidated net sales of $135.8 million, gross margin of 59.4%, adjusted operating income of $6.8 million, adjusted operating margin of 5.0% and adjusted diluted EPS of $0.24. Retail segment written orders were flat compared to last year while our wholesale segment written orders declined 7.6% from reduced government activity, a slowdown in our international business and macroeconomic challenges. Our adjusted operating margin of 5.0% reflects the impact of tariffs partially offset by our focus on cost control and operational efficiencies.”

“We remain debt-free with substantial liquidity to support long-term growth. During the just completed third quarter we generated $15.1 million in operating cash flow, up from $10.2 million a year ago. Our strong operating cash flow combined with disciplined capital management reflects our commitment to delivering long-term value while maintaining the financial strength needed in a challenging environment. We ended the quarter with total cash and investments of $180.9 million, which included the payment of $10.0 million in regular quarterly cash dividends and $3.0 million of capital expenditures. We are also pleased to announce that yesterday our Board approved a regular quarterly cash dividend of $0.39 per share, payable on May 27, 2026.”

“Our vertical integration and focus on one brand are our strengths. We offer relevant quality products, provide complimentary interior design service and manufacture 75% of the custom furniture in our own North American facilities. Our complimentary interior design service and strategic marketing investments combined with recent product introductions are beginning to resonate with clients. Our Spring 2026 collection represents innovative and expressive assortments that represent the Ethan Allen brand while emphasizing quality, North American craftsmanship, and style that define us. We look forward to continuing our progress and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2026 THIRD QUARTER HIGHLIGHTS*

●	Consolidated net sales of $135.8 million; prior year $142.7 million
-	Retail net sales of $116.2 million; prior year $117.6 million
-	Wholesale net sales of $84.9 million; prior year $99.0 million
●	Written orders
-	Retail segment written orders flat versus last year
-	Wholesale segment written orders decreased 7.6%
●	Consolidated gross margin of 59.4%; prior year 61.2%
●	Selling, general and administrative expenses decreased 3.1% from last year
●	Marketing spend totaled $4.8 million or 3.6% of consolidated net sales; comparable to 3.4% last year
●	Operating margin of 4.8%; adjusted operating margin of 5.0%; adjusted prior year 8.0%

●	Diluted EPS of $0.23; adjusted diluted EPS of $0.24; adjusted prior year $0.38
●	Paid total cash dividends of $10.0 million or $0.39 per share in February 2026
●	Capital expenditures were $3.0 million; $2.0 million a year ago
●	Ended the quarter with $180.9 million in total cash and investments; no outstanding debt
●	Inventories, net totaled $148.6 million at March 31, 2026, down 1.2% from a year ago
●	Ended the quarter with 3,105 associates; 5.7% fewer than a year ago
●

Operated 172 Ethan Allen retail design centers in North America, including 142 Company-operated and 30 independently owned and operated; new design centers to be opened during 2026 include locations in Rancho Cucamonga, California and Aventura, Florida

●	Ethan Allen’s upholstery operation in Silao, Mexico was recognized as “Empresa Socialmente Responsible” (Environmentally and Socially Responsible) for the seventh consecutive year
●

On February 20, 2026, the U.S. Supreme Court invalidated certain tariffs imposed under the International Emergency Economic Protection Act (“IEEPA”) during 2025; shortly thereafter, a new 10% global import tariff under Section 122 of the Trade Act of 1974 was made effective

●

The U.S. Customs and Border Protection (“CBP”) released guidance regarding IEEPA duty refunds, including the April 20, 2026 launch of Phase 1 of the Consolidated Administration and Processing of Entries (“CAPE”) tool in the Automated Commercial Environment (“ACE”) system, which will enable CBP to process IEEPA duty refund claims at scale; Ethan Allen continues to monitor tariff developments and assess their potential impact on its business, including recoverability of IEEPA refunds

* See reconciliation of GAAP to adjusted key financial measures in the back of this release; comparisons are to the fiscal 2025 third quarter

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Net sales	$135,835	$142,695	$432,735	$454,292
Gross profit	$80,686	$87,356	$262,155	$276,062
Gross margin	59.4%	61.2%	60.6%	60.8%
GAAP operating income	$6,474	$10,997	$30,669	$46,719
Adjusted operating income*	$6,834	$11,347	$30,873	$47,307
GAAP operating margin	4.8%	7.7%	7.1%	10.3%
Adjusted operating margin*	5.0%	8.0%	7.1%	10.4%
GAAP net income	$5,934	$9,605	$28,129	$39,328
Adjusted net income*	$6,203	$9,865	$28,281	$39,765
GAAP diluted EPS	$0.23	$0.37	$1.10	$1.53
Adjusted diluted EPS*	$0.24	$0.38	$1.10	$1.55
Cash flows from operating activities	$15,053	$10,180	$30,058	$36,879

* See reconciliation of GAAP to adjusted key financial measures in the back of this release

BALANCE SHEET and CASH FLOW

Cash and investments totaled $180.9 million at March 31, 2026 compared with $196.2 million at June 30, 2025. The decrease during the first nine months of fiscal 2026 was due to $36.3 million in cash dividends paid and capital expenditures of $8.3 million, partially offset by $30.1 million in cash generated from operating activities.

Cash from operating activities totaled $30.1 million during fiscal 2026, a decrease from $36.9 million in the prior year period due to lower net income and changes in working capital, including lower customer deposits.

Cash dividends paid during the first nine months of fiscal 2026 totaled $36.3 million, which included a special cash dividend of $6.4 million, or $0.25 per share, and regular quarterly cash dividends totaling $29.9 million.

Inventories, net totaled $148.6 million at March 31, 2026, an increase of 5.5% since June 30, 2025 as new product introductions and price increases drove higher levels of on-hand inventory.

Customer deposits from undelivered written orders totaled $72.2 million at March 31, 2026, down from $75.1 million at June 30, 2025 as delivered sales outpaced incoming retail written orders. Wholesale backlog was $42.0 million at March 31, 2026, a decrease of 14.1% during the first nine months of fiscal 2026 primarily due to a slowdown in contract orders.

No debt outstanding at March 31, 2026.

DIVIDENDS

On January 27, 2026, the Company’s Board of Directors declared a $0.39 per share regular quarterly cash dividend, which was paid on February 25, 2026. More recently, on April 28, 2026, the Board of Directors declared a regular quarterly cash dividend of $0.39 per share, payable on May 27, 2026 to shareholders of record as of May 13, 2026.

CONFERENCE CALL

Ethan Allen will host a conference call today, April 29, 2026, at 5:00 p.m. Eastern Time to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the live conference call:

●	U.S. Toll-Free:	877-705-2976
●	International:	201-689-8798
●	Conference ID:	13759156

An archived recording of the conference call will be available on the Company’s Investor Relations website referenced above for six months. A telephone replay will also be available for one month following the call.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek for three consecutive years, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2025 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Net sales	$135,835	$142,695	$432,735	$454,292
Cost of sales	55,149	55,339	170,580	178,230
Gross profit	80,686	87,356	262,155	276,062
Selling, general and administrative expenses	73,883	76,253	231,438	228,999
Restructuring and other charges, net of gains	329	106	48	344
Operating income	6,474	10,997	30,669	46,719
Interest and other income, net	1,413	1,599	7,060	5,826
Interest and other financing costs	55	60	174	183
Income before income taxes	7,832	12,536	37,555	52,362
Income tax expense	1,898	2,931	9,426	13,034
Net income	$5,934	$9,605	$28,129	$39,328

Net income per diluted share	$0.23	$0.37	$1.10	$1.53
Diluted weighted average common shares	25,610	25,629	25,616	25,624

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	March 31,	June 30,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$66,567	$76,178
Investments, short-term	39,921	59,955
Accounts receivable, net	5,166	6,066
Inventories, net	148,577	140,893
Prepaid expenses and other current assets	27,920	26,841
Total current assets	288,151	309,933

Property, plant and equipment, net	206,252	210,238
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	107,560	109,173
Deferred income taxes	297	369
Investments, long-term	74,378	60,030
Other assets	1,493	2,228
Total ASSETS	$723,259	$737,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,482	$22,137
Customer deposits	72,213	75,068
Accrued compensation and benefits	19,476	23,625
Current operating lease liabilities	26,506	27,403
Other current liabilities	4,968	4,618
Total current liabilities	148,645	152,851

Operating lease liabilities, long-term	94,069	96,263
Deferred income taxes	2,173	2,054
Other long-term liabilities	4,633	3,662
Total LIABILITIES	249,520	254,830

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	473,828	482,355
Noncontrolling interests	(89)	(86)
Total SHAREHOLDERS’ EQUITY	473,739	482,269
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$723,259	$737,099

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)	Three months ended				Nine months ended
	March 31,				March 31,
	2026	2025	% Change		2026	2025	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$6,474	$10,997	(41.1%	)	$30,669	$46,719	(34.4%	)
Adjustments (pre-tax)*	360	350			204	588
Adjusted operating income*	$6,834	$11,347	(39.8%	)	$30,873	$47,307	(34.7%	)

Consolidated Net sales	$135,835	$142,695	(4.8%	)	$432,735	$454,292	(4.7%	)
GAAP Operating margin	4.8%	7.7%			7.1%	10.3%
Adjusted operating margin*	5.0%	8.0%			7.1%	10.4%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$5,934	$9,605	(38.2%	)	$28,129	$39,328	(28.5%	)
Adjustments, net of tax*	269	260			152	437
Adjusted net income	$6,203	$9,865	(37.1%	)	$28,281	$39,765	(28.9%	)
Diluted weighted average common shares	25,610	25,629			25,616	25,624
GAAP Diluted EPS	$0.23	$0.37	(37.8%	)	$1.10	$1.53	(28.1%	)
Adjusted diluted EPS*	$0.24	$0.38	(36.8%	)	$1.10	$1.55	(29.0%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Nine months ended
(In thousands)	March 31,		March 31,
	2026	2025	2026	2025
Beecher Falls, Vermont fire, net of insurance recoveries	$69	$-	$(909)	$-
Retail design center charges, net of insurance recoveries	(398)	-	152	-
Severance and other charges	658	106	805	344
Other non-restructuring charges	31	244	156	244
Adjustments to operating income	$360	$350	$204	$588
Related income tax effects on non-recurring items(1)	(91)	(90)	(52)	(151)
Adjustments to net income	$269	$260	$152	$437

(1)	Calculated using the marginal tax rate for each period presented.